EXECUTION VERSION
NET LEASE
THIS NET LEASE (“Lease”) is made and entered into effective as of the 1st day of April, 2021 ("Effective Date") by and among Kemper-Themis, L.L.C., a Missouri limited liability company ("Landlord"), Luxco, Inc., a Missouri corporation ("Tenant"), and Donn Lux, an individual, as guarantor of certain obligations of Landlord.

ARTICLE I
PREMISES

1.01Amendment and Restatement. Landlord and Tenant agree that this Lease amends and restates that certain Lease Agreement dated as of July 5, 2006, as amended, in its entirety as of the Effective Date.
1.02Demise. Landlord hereby leases to Tenant and Tenant leases from Landlord for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the City of St. Louis, State of Missouri, being (i) the premises known as 5049 and 5050 Kemper Avenue, St. Louis, Missouri, (ii) the premises known as 5040 and 5050 #R Arsenal Street, St. Louis, Missouri, (iii) the premises known as 5020 Arsenal Street, St. Louis, Missouri, (v) the premises known as 5038 Kemper Avenue, St. Louis, Missouri, and (v) the premises known as 5010 Kemper Avenue, St. Louis, Missouri and more particularly described on Exhibit A, attached hereto and made a part hereof by this reference, together with all appurtenant rights of ingress and egress and all other easements and rights of way appurtenant to said property and subject to all easements, license agreements, covenants and conditions of record, taxes and special assessments against the real estate, zoning laws and municipal regulations, environmental laws and regulations, building line restrictions, use restrictions, building restrictions, party wall agreements and any encroachments or overlaps (collectively, the “Premises”).
1.03Landlord's Representation and Warranties. Landlord represents and warrants to Tenant that:
(a)Landlord has full right and lawful authority to enter into and perform Landlord's obligations under this Lease for the term hereof, and has good and marketable title to the Premises in fee simple, free and clear of all contracts, leases, tenancies, agreements, restrictions, violations, encumbrances or defects in title of any nature whatsoever which would restrict or prevent the use of or enjoyment by the Tenant of the Premises or the rights, easements or privileges granted Tenant under this Lease, except for the sublease to ALux (as defined below); and
(b)this Lease shall not be subject or subordinate to any encumbrance entered into after the date hereof, except for such subordination as may accomplished in accordance with the provisions of this Lease expressly authorizing such subordination;
(c)if Tenant shall discharge the obligations herein set forth to be performed by Tenant, Tenant shall have and enjoy, during the term hereof, the quiet and undisturbed possession of the Premises and all appurtenances thereto; and

(d)To Landlord's knowledge no conditions exist as of the Effective Date which would necessitate the repair or replacement of all or any part of the Structure (as defined in Section 5.01 below). "Landlord's knowledge" means the personal knowledge of Donn Lux, as of the Effective Date, without any duty of inquiry.
ARTICLE II
TERM

2.01Term. The term of this Lease (“Term”) shall be for five (5) Lease Years commencing on the Effective Date (the “Commencement Date”), unless sooner terminated pursuant to any provision hereof or extended pursuant to Article XV. As used herein, the first “Lease Year” shall commence on the Commencement Date and end on November 30, 2022. Thereafter, each Lease Year shall be each successive twelve-month period during the term of this Lease.
ARTICLE III
RENT

3.01Payment of Rent. Tenant shall pay in advance, without demand, set-off or deduction whatsoever, in equal monthly installments on the 1st day of each month of the Term, to Landlord as annual rent (“Rent”) for the Premises as follows:

Period	Annual Rent	Monthly Rent Installments
Lease Year 1	$660,000.00	$55,000.00
Lease Year 2	$683,100.00	$56,925.00
Lease Year 3	$707,008.50	$58,917.38
Lease Year 4	$731,753.80	$60,979.48
Lease Year 5	$757,365.18	$63,113.77
Rent for any period during the Term which is for less than one month shall be a pro rata portion of the monthly installment. Annual Rent for any Lease Year during the Term which is for less than a twelve (12) calendar month period shall be a pro rata portion of the annual Rent. Rent shall be payable in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing from time to time. Rent and all other sums due hereunder from Tenant to Landlord shall be deemed “Rent.”
3.02Triple Net Lease. It is the intention of the parties hereto that this Lease is a “triple net lease” and that Landlord shall receive the Rent as net income from the Premises, not diminished by (a) any imposition of any public authority of any nature whatsoever during the entire Term notwithstanding any changes in the method of taxation or raising, levying or assessing any imposition, or any changes in the name of any imposition, or (b) the cost of any maintenance, utilities, insurance or other expenses or charges required to be paid to maintain and carry the Premises (except as expressly required to be paid by Landlord under this Lease), or (c) any other costs or expense involved in the care, management, use, construction and operation of the Premises or any improvements thereto (except as expressly required to be paid by Landlord under this Lease). All such impositions, costs, expenses and charges shall be paid by Tenant from and after the Commencement Date and during the entire Term. Whenever in this Lease provision is made for the doing of any act by Tenant, it is understood and agreed that said act shall be done by Tenant at its own cost and expense unless a contrary intent is specifically expressed.
Except as expressly provided otherwise in this Lease, Landlord is not and shall not be required to render any services of any kind to Tenant, nor to maintain, repair, rebuild or restore the Premises or any part of any of the foregoing, and Tenant hereby expressly waives rights to make repairs at the expense of Landlord provided for by common law or in any statute or law, whether in effect at the time of execution and delivery of this Lease or hereafter enacted.
ARTICLE IV
USE

4.01Use. Tenant may use and occupy the Premises for any lawful purpose.
4.02Compliance with Law. Tenant shall, at Tenant’s expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record and requirements in effect during the Term or any part of the Term hereof regulating the use of the Premises by Tenant. Tenant shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance.
4.03Condition of Premises. Tenant hereby accepts the Premises in their condition existing as of the Commencement Date, subject to all applicable zoning, municipal, city and state laws, ordinances and regulations governing and regulating the use of the Premises.
ARTICLE V
MAINTENANCE, REPAIRS AND ALTERATION

5.01Tenant’s Obligations.
(a)Tenant shall keep in good order and condition and repair, replace and maintain the Premises and every part thereof, structural and nonstructural, in as-good or better condition as when received on the Commencement Date, ordinary wear and tear excepted including, without limiting the generality of the foregoing, all plumbing, heating, air conditioning, ventilating, electrical, lighting facilities and equipment within the Premises, fixtures, walls (interior and exterior), foundations, ceilings, roofs (interior and exterior), floors, windows, doors, plate glass and skylights located within the Premises, as well as all landscaping, driveways, parking lots, fences and signs located on the Premises and sidewalks and parkways adjacent to the Premises. Any repairs, replacements and alterations necessitated by loss occurring during the Term and covered by the fire, lightning and extended coverage insurance on the Premises shall be made and paid for by Tenant or its insurance carrier.

(b)Provided that Tenant is not in material default hereunder beyond any applicable notice and cure period, upon the later of the expiration of the Term and Tenant’s vacation of the Premises, Landlord shall reimburse Tenant an amount equal to the unamortized out-of-pocket, reasonable cost to Tenant of any capital repairs and replacements to the structural components of the Premises (being the roofs, exterior walls, and foundations of the buildings located within the Premises)(collectively, the “Structure”), made and paid for by Tenant, such costs (other than costs for repairs and replacements to the Structure necessitated solely by Tenant’s acts or omissions) shall be amortized on a straight-line basis over the useful life of such improvements as determined by the parties in good faith at the time of the repair and replacement in accordance with generally acceptable accounting principles, and Landlord shall reimburse Tenant for any portion of such amortization over such useful life which exceeds the Term as then in effect. Landlord’s reimbursement obligation herein shall survive the expiration of this Lease, shall be a lienable obligation, and is hereby personally guaranteed by Donn Lux.  For any capitalized repairs and replacements to the Structure in excess of $100,000, Tenant must first obtain Landlord’s prior written approval in accordance with Section 5.05 hereof; and further, for any such capitalized repair or replacement to the Structure in the final eighteen (18) months of the Term, Landlord may withhold its approval in Landlord’s sole discretion. Landlord and Tenant expressly agree that roof membranes, floor surfaces, windows, skylights, doors, nonstructural portions of loading docks, and all improvements located outside of the buildings composing the Premises, shall not be deemed to be a part of the Structure.
5.02Surrender. On the last day of the Term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in reasonably as-good or better condition as when received on the Commencement Date, broom clean, ordinary wear and tear and casualty excepted, with Tenant’s trade fixtures, furnishings and equipment removed (unless otherwise permitted by Landlord in writing). Tenant shall repair any damage to the Premises occasioned by the removal of Tenant’s trade fixtures, furnishings and equipment, which repair shall include the patching and filling of holes and repair of the Structure. All fixtures, furnishings and equipment owned by Tenant which are not removed from the Premises upon surrender shall become, at Landlord’s option, the separate and absolute property of Landlord.
5.03Landlord’s Rights. If Tenant fails to perform Tenant’s obligations under this Article V, Landlord may at its option (but shall not be required to) enter upon the Premises and exercise its rights to cure under Section 11.02(c) of this Lease.
5.04Landlord’s Obligations. It is intended by the parties hereto that Landlord have no obligation, in any manner whatsoever, to repair and maintain the Premises, whether interior or exterior, nor the building located thereon, the equipment therein, or the parking lots thereon, all of which obligations are intended to be that of the Tenant under Section 5.01 hereof. Tenant expressly waives the benefit of any statute now or hereinafter in effect which would otherwise afford Tenant the right to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.A
6.04Alterations and Additions.

(a)Tenant shall not, without Landlord’s prior written approval, which approval shall not be unreasonably withheld, make any alterations, improvements or additions in, on or about the Premises costing in excess of $100,000.00 to substantially complete. Should Tenant make any such alteration, improvement or addition without the prior written approval of Landlord, Landlord may require at any time during the Term that Tenant immediately remove any or all of the same.
(b)Any alterations, improvements or additions in or about the Premises costing in excess of $100,000.00 that Tenant shall desire to make which require the approval of Landlord shall be presented to Landlord in written form, with proposed reasonably detailed plans. If Landlord approves, such approval shall be deemed conditioned on Tenant acquiring a permit from appropriate governmental agencies, the furnishing of a copy thereof to Landlord prior to commencement of the work, and full compliance by Tenant with all conditions of said permit in a prompt and expeditious manner. Landlord shall not unreasonably delay, withhold, or condition its approval to any request therefor. Landlord shall be deemed to have approved such request if not reasonably denied within thirty (30) days' of Tenant's delivery of the information required to be provided by Tenant under this Section 5.05(a).
(c)Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in, on or about the Premises, which claims are or may be secured by any mechanics or materialmen’s lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days’ notice prior to the commencement of any work in, on or about the Premises, and Landlord shall have the right to post notices of non-responsibility. If any mechanic’s, laborer’s or materialmen’s lien shall at any time be filed against the Premises or any improvements thereon, Tenant, within ten (10) days after notice of the filing thereof, shall cause it to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense defend itself and Landlord against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises. In addition, Tenant shall pay Landlord’s reasonable attorneys’ fees and costs in connection therewith.
(d)All alterations, improvements and additions, which may be made in, on or about the Premises, shall become the property of Landlord and remain on and be surrendered with the Premises at the expiration of the Term. Tenant’s machinery and equipment, other than that which is affixed to the Premises in such a manner that, following the removal of the same, the Premises cannot be brought into the condition required by Section 5.02, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Section 5.02.
ARTICLE VI
INSURANCE AND INDEMNITY

6.01Liability Insurance. Tenant shall, at Tenant’s expense obtain and keep in force during the Term an unendorsed policy of commercial general liability insurance insuring

Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be not less than two million dollars ($2,000,000.00) per occurrence and five million dollars ($5,000,000.00) in the aggregate. The policy shall contain cross liability endorsements and shall insure performance by Tenant of the indemnity provisions of this Article. The limits of said insurance shall not, however, limit the liability of Tenant hereunder. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain the same, at the expense of Tenant. If, in the reasonable opinion of Landlord, the amount of liability insurance required hereunder is not adequate, Tenant shall increase said insurance coverage as requested by Landlord; provided, however, the failure of Landlord to require any additional insurance coverage shall not be deemed to relieve Tenant from any obligations under this Lease. Landlord acknowledges that Tenant's obligation to obtain and keep insurance under this paragraph shall not apply to any claims, liabilities or losses which Landlord incurs as a result of its discharge of any obligations, or exercise of any rights, by Landlord under this Lease, such claims, liabilities, or losses, as well as any insurance therefor, being the sole responsibility of Landlord.
6.02Property Insurance. Tenant shall obtain and keep in force during the Term a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement cost thereof, as the same may exist from time to time, or, if lesser, in the amount for which the Premises are in insured as-of the Effective Date (as shown in Exhibit B attached hereto), against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk) and sprinkler leakage. Said insurance shall provide for payment of loss thereunder to Landlord and its designees. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Tenant. If such insurance coverage has a deductible clause, Tenant shall be liable for the deductible amount.
6.03Insurance Policies. Insurance required hereunder shall be provided by insurers of recognized responsibility authorized to do business in the State in which the Premises are located having an equivalent to a Best’s financial rating of 10 or higher and a policyholder’s rating of at least A, and reasonably satisfactory to Landlord. Tenant shall deliver to Landlord copies of Tenant’s insurance binders evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord and name Landlord and its designees as additional insureds. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days’ prior written notice to each insured and each mortgagee to whom losses may be payable. The proceeds of property insurance shall be payable to Landlord and Tenant to be applied toward Tenant’s obligations of repair, restoration or reconstruction as provided in Article VII hereof. Tenant shall, not less than thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or “binders” thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant on demand. Tenant shall not do or permit to be done anything which shall invalidate the insurance. If Tenant does or permits to be done anything which shall increase the cost of insurance, then Tenant shall pay for any additional premiums attributable to any act or omission or operation of Tenant causing such increase in the cost of insurance.

6.04Waiver of Subrogation. Tenant and Landlord hereby each releases the other and waives any and all rights of recovery against the other, or its officers, employees, agents and representatives, for loss of or damage to the other or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damages. Each party shall give notice to its insurance carrier that the foregoing waiver of subrogation is contained in this Lease.
6.05Indemnity.
(a)Except as otherwise provided herein, Tenant shall indemnify, defend and hold harmless Landlord, its members, managers, officers, employees, and agents from and against any and all claims arising from Tenant’s use or occupancy of the Premises or from the conduct of Tenant’s business or from any activity, work or things done, permitted or suffered by Tenant, or its agents, contractors or employees, or from the conduct of such persons or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises. Further, Tenant shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed, or arising from any negligence of the Tenant, or any of Tenant’s agents, contractors, employees, guests or invitees, and from and against all reasonable costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, on notice from Landlord, shall defend the same at Tenant’s expense by counsel satisfactory to Landlord. Tenant's obligations under this Section 6.05 shall survive termination or expiration of this Lease or the Term.
(b)Except as otherwise provided herein, Landlord shall indemnify, defend and hold harmless Tenant, its members, managers, officers, employees, and agents from and against any and all claims arising from the entry, use, or occupancy of the Premises by Landlord, or its agents, contractors, or employees, or from the conduct of such persons or from any activity, work or things done, permitted or suffered by Landlord in or about the Premises. Further, Landlord shall further indemnify and hold harmless Tenant from and against any and all claims arising from any breach or default in the performance of any obligation on Landlord’s part to be performed, or arising from any negligence of the Landlord, or any of Landlord’s agents, contractors, or employees, and from and against all reasonable costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Landlord, on notice from Tenant, shall defend the same at Landlord’s expense by counsel satisfactory to Tenant. Landlord's obligations under this Section 6.05 shall survive termination or expiration of this Lease or the Term.
6.06Exemption of Landlord from Liability. Except for the grossly negligent or willful act of Landlord, Landlord shall not be liable to Tenant for injury to the person, property or business of Tenant, Tenant’s employees, agents, contractors, invitees, customers or other persons in or about the Premises howsoever caused, including, by way of illustration and not by way of limitation, injury caused by or resulting from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether on account of conditions arising on the Premises, or on other portions of any property of which the Premises are a part, if any, or from other sources or places, and regardless of whether the cause of such injury or the means of repairing the same is inaccessible to Tenant.
ARTICLE VII
DAMAGE OR DESTRUCTION

7.01Obligation to Rebuild
(a)In the event any improvements on or forming part of the Premises are damaged or destroyed, partially or totally, from any cause whatsoever whether or not such damage or destruction is covered by any insurance required to be maintained under this Lease, and the cost of the restoration is less than $1,000,000.00, Tenant shall repair, restore, and rebuild the improvements to at least as good condition as existed immediately prior to such damage or destruction and this Lease shall continue in full force and effect. Such repair, restoration and rebuilding (all of which are herein referred to as “repair”) shall be commenced within a reasonable time after such damage or destruction, and shall be diligently pursued to completion. There shall be no abatement of Rent or of any other obligation of Tenant hereunder by reason of such damage or destruction. Except as set forth in this Lease, Tenant hereby waives any and all rights provided by law to terminate this Lease conditioned upon the partial or total destruction of the Premises, now existing or hereafter enacted.
(b)If: (i) the cost of the restoration equals or exceeds $1,000,000.00, or (ii) if the casualty occurs during the eighteen (18) months of the Term, or (iii) if mutually agreed upon by both Landlord and Tenant, or (iv) if the cost of the restoration would, when added to the costs of such restorations which Tenant has already become obligated to pay for other damages or destruction, equal or exceed $3,000,000.00, then Tenant may assign to Landlord its right to negotiate the insurance settlement, assign all of Tenant’s right to the insurance proceeds, and pay to Landlord the amount of the deductible. This Lease shall then terminate as of the date of the casualty with respect to the portion of the Premises so damaged, the amount of Rent shall be reduced prorata by the amount of square footage of the building being terminated over the amount of the total square footage of all of the buildings comprising the Premises, and both parties shall be released of their obligations hereunder with respect thereto.
7.02Use of Insurance Proceeds. In the event of damage or destruction, the proceeds of insurance shall be held by an independent third party for the joint benefit of Landlord and Tenant and shall be applied toward Tenant’s obligations of repair of improvements damaged or destroyed by casualty giving rise to the insurance claim; provided, however, that if Tenant has failed to carry insurance as required by this Lease, and the net proceeds from insurance are not adequate for said work, Tenant shall pay, out of funds other than such net insurance proceeds, difference between the net insurance proceeds available and what the net insurance proceeds would have been had the Tenant carried the insurance as required by this Lease.

7.03Plans and Specifications. Prior to commencing a repair or replacement, capitalized or otherwise, costing in excess of $100,000.00 to substantially complete, Tenant shall provide Landlord with written plans and specifications which shall be subject to Landlord’s prior approval, which shall not be unreasonably withheld, conditioned, or delayed, and which approval shall be deemed given if not denied in writing within thirty (30) days after the responding party's receipt of the same.
7.04Leasehold Liens. Except as expressly approved in writing by Landlord, Tenant shall not create nor permit to be created or remain, and will discharge within thirty (30) days after receiving notice thereof, any lien, encumbrance or charge which might be or become a lien, encumbrance or charge upon the Premises or upon any improvements thereon, or upon any income therefrom.
ARTICLE VIII
REAL PROPERTY TAXES

8.01Payment of Taxes. Tenant shall pay as additional rent, all real property taxes applicable to the Premises during the Term of this Lease. All such payments shall be made directly to the applicable taxing authority(ies) prior to the applicable delinquency date. Tenant shall promptly furnish Landlord with satisfactory evidence that such taxes have been paid. If any such taxes paid by Tenant shall cover any period of time prior to or after the expiration of the Term, Tenant’s share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during the Term, and Landlord shall reimburse Tenant to the extent required. If Tenant shall fail to pay any such taxes, Landlord shall have the right to pay the same, in which case Tenant shall repay such amount to Landlord due and payable upon presentment of an invoice therefor, with interest to the extent expressly provided in this Lease.
8.02Definition of Real Property Taxes. As used herein, “real property taxes” shall include any form of assessment, license fee, commercial rental tax, ad valorem tax, gross receipts tax, levy, penalty, or tax (other than net income, inheritance or estate taxes), imposed by any public or private authority having the direct or indirect power to tax or impose assessments against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, or against Landlord’s right to Rent or other income therefrom, or against Landlord’s business of leasing the Premises, or any tax or assessment imposed in substitution, partially or totally, of any tax or assessment previously included within the definition of real property taxes, or any additional tax or assessment the nature of which was previously included within the definition of real property taxes.
8.03Personal Property Taxes.
(a)Tenant shall pay prior to delinquency all taxes assessed against and levied on trade fixtures, furnishings, equipment and all other personal property of Tenant in, on or about the Premises. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

(b)If any of Tenant’s personal property shall be assessed with Landlord’s real property, Tenant shall pay the same as part of Tenant’s obligation to pay all real property taxes.
8.04 Tax Challenges. If Tenant reasonably determines that any real property taxes or any other assessments, fees, or taxes which Tenant is responsible for paying under this Article VIII (including any appraisals, valuations, or levies therefor) are erroneous or subject to appeal, adjustment, revision, or other challenge under applicable law, Landlord shall undertake commercially reasonable efforts to assist and cooperate with Tenant in prosecuting such challenge (including without limitation by the filing of petitions or other documents necessary to prosecute the same), at Tenant's expense.
ARTICLE IX
UTILITIES

Tenant shall prior to delinquency pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, including all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises.
ARTICLE X
ASSIGNMENT AND SUBLETTING

10.01Landlord’s Consent Required.
(a)Tenant shall not voluntarily, involuntarily, or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises, without Landlord’s prior written consent, which Landlord may withhold in accordance with this Article X. Any attempted assignment, transfer, mortgage, encumbrance or subletting without satisfying the requirements of this Article X shall be void, and shall constitute a breach of this Lease. Any change in fifty percent (50%) or more of the control of Tenant shall be deemed to constitute a transfer hereunder.
(b)Notwithstanding anything to the contrary in this Lease, provided that Tenant is not in default of this Lease, Tenant shall have the right, without Landlord's consent, but upon prior notice to Landlord, to (a) assign all or part of its right, title, or interest as Tenant under this Lease, or sublet (provided that any sublessee must substantially abide by the same obligations as Tenant with respect to the portions of the Premises sublet) all or a part of the Premises, to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant's assets or property or with Tenant forms as an affiliated or related entity so long as the assignee has (i) a tangible net worth of at least $25,000,000, (ii) a Standard & Poor's credit rating of at least BB, or (iii) provides Landlord with a security deposit equal to three (3) months Rent at the then current rate, or (b) effectuate any public offering of Tenant's stock on a publicly-traded exchange. For purposes of the above paragraph, the word "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership, voting securities, contract or otherwise. A related or affiliated entity includes related or affiliated entities that become related or affiliated entities after the Commencement Date.
(c)Notwithstanding anything to the contrary in this Lease, any consent requested under this Article X shall not be unreasonably withheld, conditioned, or delayed, and such consent shall be deemed given if not expressly denied by Landlord in writing delivered to Tenant within ten (10) days after Tenant makes the request. Such request shall include financials of the proposed assignee, transferee, or subtenant, as applicable.
10.02No Release of Tenant. Unless Landlord expressly consents otherwise, which consent may be withheld in Landlord’s sole discretion, no subletting or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant, in the performance of any of the terms hereof, Landlord may, if Tenant remains liable therefor, proceed directly against Tenant without the necessity of exhausting remedies against any assignee. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease; provided, however that such action shall not impose on Tenant any additional or greater obligation or liability than exists under this Lease in the absence of such action.
10.03Attorneys’ Fees. In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection therewith.
ARTICLE XI
DEFAULTS; REMEDIES

11.01Default by Tenant. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:
(a)The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder within five (5) days after notice from Landlord that said payment is due and unpaid; provided that Landlord shall not be required to give such notice to Tenant more than two (2) times during the Term.
(b)The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in subsection (a) above, where such failure shall continue for a period of thirty (30) days after written notice hereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty-day period and thereafter continues to reasonably and diligently pursues to completion cure of such default.
(c)The (i) making by Tenant of any general assignment, or general arrangement for the benefit of creditors; (ii) filing by or against Tenant of a petition to have Tenant adjusted a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days.
11.02Remedies. In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:
(a)Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and any real estate commission actually paid; and the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the Term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided.
(b)Maintain Tenant’s right to possession in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the Rent as it becomes due hereunder.
(c)Cure the default: (i) if no emergency exists, after giving fifteen (15) days' notice to Tenant (including therewith a written good faith estimate of the costs expected to be incurred in the cure); and (ii) in any emergency situation, immediately without notice or delay. Tenant shall on demand reimburse Landlord for the reasonable costs and expenses incurred in rectifying defaults, including attorneys' fees, with interest to the extent expressly provided in this Lease. Any act or thing done by Landlord shall not constitute a waiver of any such default or a waiver of any covenant, term or condition herein contained or the performance thereof. Upon

Tenant's payment of such costs and expenses, such default shall be deemed cured, and Tenant shall be deemed not in default or breach of this Lease by reason thereof.
(d)Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State in which the Premises are located.
11.03Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within ten (10) days after receipt of written notice that such amount is past due, Tenant shall pay to Landlord as liquidated damages, a late charge equal to one percent (1%) of such overdue amount plus interest at the rate provided for herein accruing from the date such sum was originally due, plus any attorney fees incurred by Landlord in collecting such overdue Rent. Landlord agrees that no such amounts shall be due upon the first receipt of an overdue notice from Landlord during the Term. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Such sum shall constitute additional rent hereunder. If Tenant is not otherwise in default of its obligations under this Lease, acceptance of such late charge along with all of the overdue amount (including any interest thereon as required by this Lease), by Landlord shall constitute a waiver of Tenant’s default with respect to such overdue amount.
ARTICLE XII
CONDEMNATION

If any portion of the Premises is taken under the power of eminent domain or sold under the threat of the exercise of said power (herein called “condemnation”) such that Tenant’s use of the Premises would be materially affected, Landlord shall promptly notify Tenant, and either party may within thirty (30) days thereafter terminate this Lease by notice of the other party. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any award for loss of or damage to Tenant’s trade fixtures and removable personal property, as well as relocation costs. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. Tenant shall pay any amount in excess of such severance damages required to complete such repair.

ARTICLE XIII
REAL ESTATE BROKER

Each party represents that it has not dealt with any broker in connection with this Lease, and that insofar as each party is aware, no broker or finder negotiated this Lease or is entitled to any commission or fee in connection herewith. Each party agrees to indemnify, defend and hold the other party free and harmless from and against all claims for broker’s commissions or finder’s fees by any person claiming to have been retained by the indemnifying party in connection with this transaction or to have caused this transaction.
ARTICLE XIV
ENVIRONMENTAL REQUIREMENTS

14.01Use of Hazardous Materials. Except for the use of those products disclosed to Landlord, Tenant hereby represents, warrants and covenants that Tenant will not produce, use, store or generate any “Hazardous Materials” (as defined below) on, under or about the Premises, other than those of the type and quantity customarily used in Tenant’s industry. Tenant shall keep, operate and maintain the Premises in full compliance with all federal, state and local environmental, health and/or safety laws, ordinances, rules, regulations, codes, orders, directives, guidelines, permits or permit conditions currently existing and as amended, enacted, issued or adopted in the future which are applicable to the Premises (collectively, “Environmental Laws”). Landlord shall have the right (but not the obligation) to enter upon the Premises at any time and at Tenant’s expense cure any non-compliance by Tenant with the terms of this Article XIV or any Environmental Laws or any release, discharge, spill, improper use, storage, handling or disposal of Hazardous Materials on, under, from, or about the Premises, regardless of the quantity of any such release, discharge, spill, improper use, storage, handling or disposal of Hazardous Materials on or about the Premises.
14.02Indemnity by Tenant. Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant and its successors and assigns shall indemnify, protect, defend and hold Landlord, its partners, officers, directors, shareholders, employees, agents, contractors and each of their respective successors and assigns harmless from any and all claims, judgments, damages, penalties, enforcement actions, taxes, fines, remedial actions, liabilities, losses, costs and expenses (including, without limitation, actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) (collectively, “Claims”) including, without limitation, damages arising out of the diminution in the value of the Premises or any portion thereof, damages for the loss of the Premises, and sums paid in settlement of Claims, to the extent they arise during or after the Term in whole or in part as a result of the presence or suspected presence of any Hazardous Materials, in, on, under, from or about the Premises and/or other adjacent properties and are proximately caused by the activities, or failures to act (including, without limitation, Tenant’s failure to report any spill or release to the appropriate regulatory agencies) of Tenant or its agents, employees, contractors, shareholders, partners, invitees, subtenants or assignees, on or about the Premises. Tenant’s obligations under this Section 14.02 shall survive termination or expiration of this Lease or the Term.

14.03Indemnity by Landlord. Without limiting in any way Landlord’s obligations under any other provision of this Lease, Landlord and its successors and assigns shall indemnify, protect, defend and hold Tenant, its partners, officers, directors, shareholders, employees, agents, contractors and each of their respective successors and assigns harmless from any and all Claims, including, without limitation, damages for the loss of the use of the Premises, and sums paid in settlement of Claims, to the extent they arise in whole or in part as a result of the presence or suspected presence of any Hazardous Materials, in, on, under, from or about the Premises and/or other adjacent properties prior to the Term, and were proximately caused by the activities, or failures to act of Landlord or its agents, employees, contractors, shareholders, partners, invitees, tenants, subtenants or assignees, on or about the Premises. Landlord's obligations under this Section 14.03 shall survive termination or expiration of this Lease or the Term.
14.04Hazardous Materials. For purposes of this Lease, the term “Hazardous Material” means any chemical, substance, material, controlled substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, benzene, toluene, ethyl benzene, xylenes, waste oil, asbestos, radon, polychlorinated biphenyls (PCBs), degreasers, solvents, and any and all of those chemicals, substances, materials, controlled substances, objects, wastes or combinations thereof which are now or may become in the future listed, defined or regulated in any manner as “hazardous substances”, “hazardous wastes”, “toxic substances”, “solid wastes,” or bearing similar or analogous definitions pursuant to any and all Environmental Laws.
ARTICLE XV
EXTENSION OPTIONS

So long as Tenant is not in default under any term, provision, covenant or condition of this Lease, the term of this Lease shall (unless Tenant gives notice otherwise as provided below) automatically be extended for an additional five (5) Lease Years from and after the expiration of the original Term of this Lease (the “Extended Term”), upon the same terms and conditions; provided however, Rent shall be increased annually by three and one-half percent (3.5%) over the amount of Rent due the prior Lease Year for each successive Lease Year during the Extended Term. Notwithstanding the foregoing, upon at least one hundred eighty (180) days before the expiration of the initial Term or any Renewal Term, Tenant may provide written notice to Landlord of its desire not to extend the Lease Term, in which event the Lease shall terminate upon the expiration of the Term as then in effect.
ARTICLE XVI
GENERAL PROVISIONS

16.01Estoppel Certificate.
(a)Tenant shall at any time upon not less than ten (10) days’ prior written notice from Landlord execute, acknowledge and deliver to Landlord or its successors and assigns a statement in writing, to the extent true and accurate, (i) that this Lease is in full force and effect and has not been assigned, modified or amended in and way (or, if there has been any assignment, modification or amendment, identifying the same); (ii) the dates of commencement and expiration of the Term, the date to which the Rent payable hereunder have been paid in advance, if any; (iii) that there are, to Tenant’s knowledge, no incurred defaults on the part of Landlord or any defenses or offsets against the enforcement of this Lease by Landlord (or specifying each default, defense or offset if any are claimed); and (iv) any other factual matters pertaining to the Lease. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.
(b)Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that all information contained therein is accurate and correct as of such date, including but not limited to: (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one month’s Rent has been paid in advance or such failure may be considered by Landlord as a default by Tenant under this Lease.
(c)If Landlord desires to finance or refinance the Premises, or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord such audited financial statements of Tenant as may be reasonably required by such lender. Such statements shall include the past three (3) years’ of audited financial statements of Tenant so long as Landlord and such lender agree in advance to, and at all times applicable abide by, Tenant's reasonable requirements to guard the confidentiality of such information. All such financial statements shall be received in confidence and shall be used only for the purposes herein set forth except if the same are publicly disclosed by law.
16.02Landlord’s Liability. The term “Landlord” as used herein shall mean only the owner at the time in question of the fee title or a lessee’s interest in a ground lease of the Premises. In the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord’s obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord’s heirs, representatives, executors, successors and assigns, only during their respective periods of ownership. Landlord shall indemnify, defend, and hold harmless Tenant for any claims arising from or related to Tenant's tender of performance to, and accepted by, Landlord under this Lease which Landlord fails to remit to such successors and assigns.
16.03Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.
16.04Interest on Past-Due Obligations. Except as expressly herein provided, any amount due Landlord not paid when due shall bear interest at nine percent (9%) per annum from the date due. Payment of such interest shall not excuse or cure any default by Tenant under this

Lease, provided, however, that interest shall not be payable on interest or late charges incurred by Tenant nor on any amounts upon which interest or late charges are paid by Tenant.
16.05Time of Essence; Force Majeure. Time is of the essence. Whenever this Lease requires performance by a party on a day that is a Saturday, Sunday, or a day during which the courts within the City of St. Louis, Missouri are not open to receive or rule on request for relief arising from or related to disputes pertaining to this Lease (collectively, "non-business day"), then such party's performance shall be deemed timely if performed on or before 11:59 p.m. of the next non-business day. Notwithstanding anything to the contrary contained in this Lease, each party hereto shall be excused from a delay in performing any obligation under this Lease (except any obligation to pay any sums of money or maintain insurance), and any such delay in the performance of any obligation under this Lease shall be excused, if and so long as the performance of the obligation is prevented, delayed or otherwise hindered by acts of God, fire, earth rake, floods, explosion, unusually severe weather, war, riots, mob violence, strikes, lockouts, actions of labor unions, epidemic or pandemic, or condemnation, or by acts of governmental authorities binding on such party and enacted in response to, or in prevention or in mitigation of, the same.
16.06Captions. Article and paragraph captions are not a part hereof.
16.07Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding, written or oral, pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Tenant hereby acknowledges that neither the Landlord nor any employees or agents of the Landlord has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of the Premises.
16.08Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by overnight courier, and shall be deemed sufficiently delivered upon the date of receipt or rejection if addressed to Tenant or to Landlord at the address noted below with all delivery fees sufficiently paid:
    If to Landlord or Donn Lux:    Kemper-Themis, L.L.C.
c/o Husch Blackwell LLP
190 Carondelet Plaza, Suite 600
St. Louis, Missouri 63105
Attention: Angela Dailey

With a copy to:    Realty Law Partners, PC
    231 S. Bemiston Avenue, Suite 710
St. Louis, Missouri 63105
Attention: Stacy Engles Wipfler, Esq.

    If to Tenant:    Luxco, Inc.
        5050 Kemper Avenue

        St. Louis, Missouri 63139

    With a copy to:    MGP Ingredients, Inc.
        100 Commercial Street
        Atchison, Kansas 66002
        Attention: Chief Administrative Officer

Either party may by notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.
16.09Waivers. No waiver by a party of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the other party of the same or any other provision. A party’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of that party’s consent to or approval of any subsequent act by Tenant. The acceptance of Rent, or other overdue amount, hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular amount so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.
16.10Recording. Tenant shall not record this Lease without Landlord’s prior written consent, and such recordation shall, at the option of Landlord, constitute a non-curable default of Tenant hereunder.
16.11Holding Over. If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term without the express written consent of Landlord, such occupancy shall be a tenancy from month-to-month at a rental equal to 103.5% of the amount of the last monthly Rent due hereunder plus all other charges payable hereunder, and upon all the terms hereof applicable to a month-to-month tenancy.
16.12Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity. Except only and strictly as expressly provided otherwise, nothing in this Lease is intended, nor shall be deemed, to waive, release, condition or restrict the right of Tenant to terminate the Lease upon the failure by Landlord to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Landlord, to the extent such right now or hereafter exists at law or in equity.
16.13Covenants and Conditions. Each provision of this Lease performable by a party shall be deemed both a covenant and a condition.
16.14Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, and their successors and assigns. This Lease shall be governed by the laws of the State in which the Premises are located.

16.15Subordination.
(a)This Lease, at Landlord’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed on the Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises, and Tenant's obligations under this Lease, shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the Rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.
(b)Tenant agrees to execute any documents reasonably required to effectuate such subordination or to make this Lease prior to the lien or any mortgage, deed of trust or ground lease, as the case may be, and failing to do so within ten (10) days after written demand, does hereby make constitute and irrevocably appoint Landlord as Tenant’s attorney in fact and in Tenant’s name, place and stead, to do so; provided any documents executed by Landlord hereunder on behalf of Tenant shall strictly conform to the terms of this Section 16.15.
(c)Notwithstanding anything to the contrary set forth in subsections (a) and (b) above, as a condition to the subordination of this Lease to any mortgage or deed of trust hereafter encumbering the Premises, the holder of such mortgage or deed of trust shall agree with Tenant, in writing, that so long as Tenant is not then in default of its obligations under this Lease beyond the applicable cure period, if any, Tenant’s possession of the Premises and its estate under this Lease shall not be disturbed by reason of a foreclosure of such mortgage or deed of trust, or a conveyance in lieu thereof, and Tenant shall not be named as a party in any such foreclosure, except as required by the applicable rules of court, and then not for the purpose of terminating this Lease.
16.16Landlord’s Access. Landlord and Landlord’s agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, or lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Landlord may deem necessary or desirable. Landlord may at any time (a) place on or about the Premises any ordinary “For Sale” signs and (b) during the last 120 days of the Term place on or about the Premises any ordinary “For Lease” signs, all without rebate of Rent or liability to Tenant.
16.17Signs and Auctions. Tenant shall be allowed to place such signs on the Premises and improvements as shall be allowed or approved by the City of St. Louis, Missouri. Such signs shall be placed upon the Premises and improvements at Tenant’s sole expense, and shall be removed by Tenant upon the expiration or sooner termination of this Lease. Tenant shall repair all damage to the Premises and improvements caused by the installation and removal of such signs. Tenant shall not conduct any auction on the Premises outside Tenant’s ordinary course of business thereon without Landlord’s prior written consent. Tenant shall maintain all signs on the Premises in accordance with all applicable governmental rules, laws, regulations and ordinances.
16.18Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.
16.19Corporate Authority. Each individual executing this Lease on behalf of Tenant represents and warrants that s/he is duly authorized to execute and deliver this Lease on behalf of Tenant, and that this Lease is binding upon Tenant in accordance with its terms.
16.20Legal Fees. In the event of legal action between Landlord and Tenant on account of any alleged default of either hereunder, the prevailing party in such action shall be entitled to be reimbursed by the other party in the amount of all reasonable attorneys’ fees and other costs incurred by the prevailing party in connection with such action.
16.21Waiver of Consequential Damages; Exculpation. Under no circumstances whatsoever shall any party hereto ever be liable hereunder for consequential, punitive, or special damages; and all liability of Landlord for damages for breach of any covenant, duty or obligation of Landlord hereunder may be satisfied only out of the interest of Landlord in the Premises existing at the time any such liability is adjudicated in a proceeding as to which the judgment adjudicating such liability is non-appealable and not subject to further review.
16.22Sublease to ALux FFL, LLC. Landlord and Tenant agree that ALux FFL, LLC (“ALux”) shall have the right to sublease a portion of the Premises known as Suite 100 of 5010 Kemper for a period of up to six (6) months commencing on the Commencement Date, under the same terms and conditions as set forth in that certain Sublease Agreement dated June 1, 2020 by and between Luxco, Inc. and ALux, as consented and hereby ratified by Landlord. Upon ALux’s surrender of Suite 100, such sublease shall automatically be deemed terminated.
16.23Functional Equivalence. Notwithstanding anything contrary in this Lease, whenever a party is obligated to rebuild, replace or repair any portion of the Premises (including the improvements thereon), or is obligated to insure the same at a cost of replacement, such rebuilding, replacement, or repair (or insurance therefor) shall suffice to discharge such obligation if the same is performed (or insured in the amount of the cost to so perform) with a less costly improvement that is functionally equivalent to the damaged improvement, with less costly material, if available, in the architectural style that is the same or similar to that which existed before the loss or damage which necessitated such rebuild, replacement, or repair.
{Remainder of Page Left Intentionally Blank}

IN WITNESS WHEREOF, the respective parties hereto have caused this Lease to be executed, effective as of the Effective Date.

“LANDLORD” Kemper-Themis, L.L.C By: /s/ Donn Lux Donn Lux, Manager By: /s/ Paul S. Lux Paul S. Lux, Manager	“TENANT” Luxco, Inc. By: /s/ David J. Colo Name: David J. Colo Its: Chief Executive Officer
IN WITNESS WHEREOF, Donn Lux hereby executes this Lease solely for purposes of agreeing to guarantee the obligation of Landlord to reimburse Tenant for certain costs to repair or replace the Structure, or portions thereof, as specifically provided in Section 5.01(b) above, effective as of the Effective Date.

Donn Lux

By: /s/ Donn Lux
    Donn Lux

Exhibit A
LEGAL DESCRIPTION

5050 Kemper Avenue

Lot No. 50 and the Western 72 feet of lot No. 49 of the Subdivision of St. Louis County Farm, together with a strip 33 feet, more or less, in width adjoining on the North formerly comprising part of Kemper Park, now vacated and all being in block No. 4735 of the City of St. Louis, together fronting 172 feet on the South line of Kemper Avenue, by an aggregate depth Southwardly of 233 feet, more or less, to the dividing line of said block;

ALSO the Western 72 feet of lot No. 60 of the Subdivision of St. Louis County Farm and in block No. 4735 of the City of St. Louis, excepting the right of way conveyed to the St. Louis Oak Hill and Carondelet Railway Company by instrument recorded in Book 802 Page 292, having a width of 72 feet on the North line of said lot No. 60 by an irregular depth Southwardly to the said right of way.

Part of lots Nos. 51, 52, 58 and 59 of the Subdivision of St. Louis County Farm, together with a strip 33 feet, more or less, in width, adjoining on the North formerly comprising part of Kemper Park, now vacated, and in block No. 4735 of the City of St. Louis, beginning at the intersection of the extension Northwardly of the West line of said lot No. 51 with the South line of Kemper Avenue as established under Ordinance No. 41677, thence Eastwardly along said South line of Kemper Avenue 100.05 feet to an intersection with the East line of said lot No. 51 extended Northwardly, thence Southwardly along said East line of lot No. 51 and its extension Northwardly 232.28 feet to the Northeast corner of said lot No. 58, thence Eastwardly along the North line of said lot No. 59, 100.05 feet to the Northeast corner of said lot No. 59, thence Southwardly along the East line of said lot No. 59, 111.58 feet to a point 50 feet Northeast from and normal to the existing center line between the Northbound and Southbound main-tracks of the Missouri Pacific Railroad Company, thence Northwestwardly on a curve to the right, the radius of which is 769.02 feet and parallel with said center line between tracks, an arc distance of 420.54 feet to a point in said South line of Kemper Avenue, thence Eastwardly along the South line of Kemper Avenue 31.52 feet to the point of beginning, according to a survey executed November, 1956 by C. E. Smith & Company.

5049 Kemper and 5050 #R Arsenal

Parcel No. 1:
The Eastern 1/2 of Lots 16 and 21 and the Western 30 feet of Lot 15 of the Subdivision of the St. Louis County Farm, and in Block 4733-W-B of the City of St. Louis, and a strip of ground 31 feet wide adjoining said Eastern 1/2 of Lot 21 n the South vacated by Ordinance No. 41677, beginning at a point in the South line of Arsenal Street, 250 feet East of the East line of Brannon Avenue; thence Southwardly on a line parallel to the East line of Brannon Avenue, 431 feet, more or less, to the North line of Kemper Avenue; thence Eastwardly along the North line of Kemper Avenue 50 feet; thence Northwardly along the East line of Lot 21 and its prolongation Southwardly 231 feet, more or less, to the South line of Lot 15; thence Eastwardly along the South line of Lot 15, 30 feet to a point; thence Northwardly 200 feet to the South line of Arsenal Street; thence Westwardly along the South line of Arsenal Street, 80 feet to the point of beginning;

EXCEPTING THEREFROM that part conveyed to Douglas Hurt and Sharon A. Hurt, husband and wife by Special Warranty Deed recorded June 20, 1994 in Book 1074M page 910 of the St. Louis City Records, to wit:

A tract of land in the Subdivision of the St. Louis County Farm and in City Block 4733-W.B. of the City of St. Louis, Missouri, and more particularly described as follows: Beginning at the Northwest corner of Lot 16 of said Subdivision of the St. Louis County Farm, said point is also on the South line of Arsenal Street 60 feet wide; thence in an Easterly direction 50 feet along said South line of Arsenal Street to the actual point of beginning of the following described tract, said point also being the most Northwest corner of property conveyed to David Sherman Corporation by deed recorded in Book 91M Page 1688; thence in an easterly direction a distance of 80 feet by deed, 79.98 feet by survey, to a point; thence in a southerly direction parallel to the West line of said Lot 16 a distance of 200.00 feet to a point on the South line of Lot 15 of said St. Louis County Farm; thence in a westerly direction a distance of 30 feet by deed, 29.98 feet by survey to the East line of said Lot 16; thence in a southerly direction along said east line of Lot 16 and 21 a distance of 131.77 feet to a point distant 100.00 feet North of the North line of Kemper Avenue 60 feet wide; thence in a westerly direction and parallel with the North line of said Kemper Avenue a distance of 50.00 feet to the West line of Lot 21; thence in a northerly direction along the West line of said Lot 21 and 16 a distance of 331.58 feet to the point of beginning; according to Survey executed by Theodore F. Laneman, Jr. on December 30, 1993;

Parcel No. 2:
A tract of land in the Subdivision of the St. Louis County Farm and part of Kemper Park vacated by Ordinance 41677 in the City Block 4733-W.B. of the City of St. Louis, Missouri, and more particularly described as follows: Beginning at a point on the East line of Lot 21 of said St. Louis County Farm distant North 100.00 feet from the North line of Kemper Avenue 60 feet wide; thence in an Easterly direction parallel with the North line of said Kemper Avenue a distance of 170.01 feet to a point; thence in a Southerly direction parallel with the East line of Lot 23 a distance of 100.00 feet to the North line of said Kemper Avenue; thence along said North line in a Westerly direction a distance of 170.01 feet to the Southward prolongation of the East line of said Lot 21; thence in a Northerly direction along said prolongation and the East line of Lot 21 a distance of 100.00 feet to the point of beginning; according to Survey executed by Theodore F. Laneman, Jr. on December 30, 1993.

Parcel No. 3:

A tract of land in the Subdivision of the St. Louis County Farm and also part of Kemper Park vacated by Ordinance No. 41677 of the City of St. Louis Records, and in City Block 4733 WB of the City of St. Louis and more particularly described as follows: Beginning at a point on the North line of Kemper Avenue, 60 feet wide, distant North 86 degrees 57 minutes 04 seconds West a distance of 350 feet by record and a distance of 350.23 feet by survey from the West line of Hereford Street, 60 feet wide; thence continuing along said North line of Kemper Street, in a Westerly direction, North 86 degrees 57 minutes04 seconds West a distance of 19.55 feet by deed and a distance of 20.15 feet by survey to a point; thence leaving said line in a Northerly direction parallel with the West line of Lot 23 of the Subdivision of the St. Louis County Farm, North 2 degrees 51 minutes 36 seconds East a distance of 100.00 feet to a point, said point is the Northeast property of David Sherman Corporation by Deed recorded in Deed Book M1074 page 913 of the City of St. Louis Records; thence leaving said line and in an Easterly direction parallel with the North line of Lot 23, South 86 degrees 57 minutes 04 seconds East a distance of 19.55 feet by deed and an distance of 20.15 feet by survey lo the West line of property conveyed to Richard Sass by Deed recorded in Deed Book M508 page 64 of the City of St. Louis Records; thence in a Southerly direction along the West line of said Richard Sass property, South 2 degrees 51 minutes 36 seconds West a distance of 100.00 feet to the point of beginning containing 2015 square feet and 0.046 Acres more or less.

Note: A portion of Kemper Avenue has been vacated by Ordinance No. 63602 of the City of St. Louis on December 1, 1995, together with Certificate of Compliance according to Affidavit recorded February 2, 1996 in Book 1184M page 1194 of the St. Louis City Records.

5038 Kemper Avenue

A tract of land located in City Block 4735 and in U. S. Survey 2037 a part in Gratiot League Square and being the western 57 feet of lots 47 and 62, all of lots 48 and 61, and the eastern 28 feet of lots 49 and 60 of the subdivision of the eastern part of the County Farm by County Court and a part of original street, Kemper Park, vacated by Ordinance 41677 and a part of the formerly Connecticut Avenue vacated by Ordinance 52892 and being the entire right-of-way width, 30 feet wide, and excepting therefrom a triangular portion on the southwestern corner owned by the Missouri Pacific Railroad Company and as more fully described as follows:

Beginning at the southeastern corner of above tract, said point being in the southern right-of-way line of the formerly Connecticut Street, 30 feet wide, and being N. 82 degrees 16'30" W, a distance of 1073.11 feet more or less from the intersection of the western right-of-way line of Kingshighway Boulevard, 100 feet wide, and the southern right-of-way line of Connecticut Street, 30 feet wide; thence N 7 degrees 23'42" E along a line parallel to and 57 feet east of western line of aforesaid lots 62 and 47, a distance of 463.49 feet to a point, said point being in the southern right-of-way line of the present Kemper Avenue, 60 feet wide; thence N 82 degrees 29'58" W along the northern line of above tract, said line being the southern line of aforesaid Kemper Avenue, a distance of 185 feet to a point, said point being the northwestern corner of the aforesaid tract; thence S 7 degrees 23'42" W along the western line of the aforesaid tract, also this western line being parallel to and 28 feet west of eastern line of aforesaid lots 49 and 60, a distance of 421.43 feet to a point, said point being an intermediate point in a curve of the northeastern right-of-way line of Missouri Pacific Railroad Company, 66 feet wide; thence southeastwardly along the aforesaid northeastern line of the Missouri Pacific Railroad Company on a curve deflecting to the left, an arc distance of 74.739 feet to a point in the aforesaid southern line of formerly Connecticut Street, aforesaid curve having a radius of 2184.7868 feet and the aforesaid curve's chord having a bearing of S 48 degrees 41'47" E; thence S 82 degrees 16'30" E along aforesaid formerly southern line of Connecticut Street, a distance of 122.98 feet to the point of beginning, and containing 84,412.4860 square feet or 1.937844 acres more or less. Also this tract of land is subject to a 10 feet wide sewer easement recorded in Plat book 28 page 27 of the Recorder of Deeds of the City of St. Louis, which is located at the southwestern corner of aforesaid tract and parallel to the aforesaid Missouri Pacific Railroad Company right-of-way line.

5010 Kemper Avenue

THE EASTERN 43 FEET OF LOTS NUMBERED 47 AND 62 AND ALL OF LOTS NUMBERED 46 AND 63 AND THE WESTERN 7 FEET OF LOTS 45 AND 64 OF THE SUBDIVISION OF THE EAST PART OF THE COUNTY FARM AS SHOWN ON THE PLAT THEREOF RECORDED IN PLAT BOOK 9 PAGE 11, TOGETHER WITH THAT PART OF KEMPER PARK ADJOINING SAID LOTS ON THE NORTH, AS VACATED BY ORDINANCE NO. 41677, AND THAT PART OF CONNECTICUT STREET 30 FEET WIDE, ADJOINING SAID LOTS ON THE SOUTH, AS VACATED BY ORDINANCE NO. 52982 AND IN BLOCK NO. 4735 OF THE CITY OF ST. LOUIS, HAVING AN ACTUAL FRONTAGE OF 150.08 FEET ON THE SOUTH LINE OF KEMPER AVENUE BY A DEPTH SOUTHWARDLY BETWEEN PARALLEL LINES OF 463.90 FEET ON THE EAST LINE AND 463 .42 FEET ON THE WEST LINE TO THE SOUTH LINE OF SAID SUBDIVISION, ACCORDING TO SURVEY EXECUTED BY MYERS, KELLER AND BYERS COMPANY, SURVEYORS & ENGINEERS ON JUNE 22ND THROUGH JUNE 24, 1965.

5040 Arsenal Street

Parcel 1: Lots 13 and 24 and the Eastern 10 feet of Lots 14 and 23 of Subdivision of St. Louis County Farm and in Block 4733-WB of the City of St. Louis and a strip of ground 31 feet wide adjoining said Lots 23 and 24 on the South, vacated by Ordinance No. 41677, together fronting 110 feet on the South line of Arsenal Street, by a depth Southwardly of 431 feet, more or less, to the North line of Kemper Avenue.

5020 Arsenal Street

Lots 10, 11, 12, 25, 26 and 27 of the Subdivision of St. Louis County Farm and in Block 4733-WB of the City of St. Louis, Missouri, together with a strip 33 feet, more or less, in width adjoining Lots 25, 26 and 27 on the South, being part of Kemper Park; now vacated, having an aggregate front of 240 feet on the South line of Arsenal Street, by an aggregate depth Southwardly of 433.69 feet on the East line and 433 feet, more or less, on the West line, to the North line of Kemper Avenue; bounded East by Hereford Street. Together with that portion of Hereford Street vacated by Ordinance No. 45386 and approved June 29, 1950, by the City of St. Louis.

Vacated Portions of Kemper Avenue

A TRACT OF LAND BEING PART OF KEMPER AVENUE (60 FEET WIDE) ADJACENT TO CITY BLOCKS 4733-WB AND 4735 OF THE CITY OF ST. LOUIS, MISSOURI, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF ABOVE SAID CITY BLOCK 4733-WB, SAID CORNER BEING THE INTERSECTION OF THE NORTH RIGHT-OF-WAY LINE OF KEMPER AVENUE (60 FEET WIDE) AND THE WEST RIGHT-OF-WAY LINE OF HEREFORD STREET (60 FEET WIDE); THENCE ALONG SAID NORTH RIGHT-OF-WAY LINE OF KEMPER AVENUE, NORTH 82 DEGREES 30 MINUTES 00 SECONDS WEST, 82.34 FEET TO THE ACTUAL POINT OF BEGINNING OF THE HEREIN DESCRIBED TRACT; THENCE LEAVING LAST SAID NORTH LINE, SOUTH 07 DEGREES 30 MINUTES 00 SECONDS WEST, 60.00 FEET TO A POINT ON THE SOUTH RIGHT-OF-WAY LINE OF SAID KEMPER AVENUE, SAID POINT BEING THE NORTHEAST CORNER OF A TRACT OF LAND CONVEYED TO KEMPER AVENUE ASSOCIATES (NOW KEMPER-THEMIS, LLC) BY INSTRUMENT RECORDED IN DEED BOOK 314 PAGE 134 OF THE CITY OF ST. LOUIS, MISSOURI RECORDS; THENCE ALONG SAID SOUTH RIGHT-OF-WAY LINE OF KEMPER AVENUE, SAID LINE ALSO BEING THE NORTH LINE OF ABOVE SAID CITY BLOCK 4735, NORTH 82 DEGREES 30 MINUTES 00 SECONDS WEST, 157.66 FEET TO A POINT BEING THE SOUTHEAST CORNER OF A TRACT OF LAND BEING A PORTION OF KEMPER ROAD VACATED BY ORDINANCE NO. 68544 OF SAID CITY; THENCE LEAVING LAST SAID SOUTH LINE AND ALONG THE EAST LINE OF SAID VACATED PORTION, NORTH 07 DEGREES 30 MINUTES 00 SECONDS EAST, 60.00 FEET TO A POINT ON THE NORTH RIGHT-OF-WAY LINE OF SAID KEMPER ROAD, SAID POINT BEING THE NORTHEAST CORNER OF SAID VACATED PORTION; THENCE LEAVING LAST SAID EAST LINE AND ALONG SAID NORTH RIGHT-OF-WAY LINE, SOUTH 82 DEGREES 30 MINUTES 00 SECONDS EAST, 157.66 FEET TO THE POINT OF BEGINNING AND CONTAINS 9459 SQUARE FEET, OR 0.217 ACRES, MORE OR LESS ACCORDING TO A SURVEY BY THE STERLING COMPANY DURING THE MONTH OF NOVEMBER, 2013.

PART OF KEMPER (60'W) AVENUE, ADJACENT TO CITY BLOCKS 4733WB AND 4735 IN THE CITY OF ST. LOUIS, MISSOURI, DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF SAID CITY BLOCK 4733WB;

THENCE ALONG THE NORTH LINE OF KEMPER (60'W) AVENUE, NORTH 82 DEGREES 42 MINUTES 28 SECONDS WEST A DISTANCE OF 240.00 FEET TO THE POINT OF BEGINNING;

THENCE DEPARTING SAID NORTH LINE OF KEMPER (60'W) AVENUE, SOUTH 07 DEGREES 17 MINUTES 32 SECONDS WEST A DISTANCE OF 60.00 FEET TO THE SOUTH LINE OF SAID KEMPER (60'W) AVENUE;

THENCE ALONG SAID SOUTH LINE OF KEMPER (60'W) AVENUE, NORTH 82 DEGREES 42 MINUTES 28 SECONDS WEST A DISTANCE OF 130.25 FEET TO THE EAST LINE OF VACATED KEMPER (60'W) AVENUE AS PER ORDINANCE 63602;

THENCE ALONG SAID EAST LINE OF VACATED KEMPER (60'W) AVENUE AS PER ORDINANCE 63602, NORTH 07 DEGREES 10 MINUTES 06 SECONDS EAST A DISTANCE OF 60.00 FEET TO THE AFORESAID NORTH LINE OF KEMPER (60'W) AVENUE;

THENCE ALONG SAID NORTH LINE OF KEMPER (60'W) AVENUE, SOUTH 82 DEGREES 42 MINUTES 28 SECONDS EAST A DISTANCE OF 130.38 FEET TO THE POINT OF BEGINNING AND CONTAINING 7,819 SQUARE FEET OR 0.179 ACRES ACCORDING TO A SURVEY BY THE STERLING COMPANY DURING JULY OF 2009.

Exhibit B
INSURED VALUES